                                  SUBLEASE

     THIS SUBLEASE ("Sublease") is entered into by and between LIBERATE TECHNOLOGIES, a Delaware corporation ("Sublandlord"), and CHARITABLEWAY.COM, INC., a Delaware corporation ("Subtenant") as of February 17, 2000.

                                  RECITALS

     A. Sublandlord, as successor-in-interest to Network Computer, Inc., a Delaware corporation, leases certain premises (the "Master Lease Premises") located in that certain building ("Building") at One Circle Star Way, San Carlos, California, from Circle Star Center Associates, L.P., a California limited partnership (the "Master Landlord"), pursuant to that certain Lease dated April 27, 1999, a complete copy of which is attached hereto as EXHIBIT A (the "Master Lease"). Capitalized terms used but not defined herein have the same meanings as they have in the Master Lease.

     B. Sublandlord desires to sublease a portion of the Master Lease Premises to Subtenant, and Subtenant desires to sublease a portion of the Master Lease Premises from Sublandlord on the terms and provisions hereof.

     NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, Sublandlord and Subtenant covenant and agree as follows:

                                  AGREEMENT

     1.   SUBLEASED PREMISES.   On and subject to the terms and conditions
below, Sublandlord hereby leases to Subtenant, and Subtenant hereby leases from Sublandlord, the space located on the fourth floor of the Building shown by crosshatching on EXHIBIT B attached hereto and incorporated herein by this reference (the "Subleased Premises").

     2.   TERMS.   This Sublease shall commence on the later of (1)
substantial completion of any tenant improvements installed by Master Landlord pursuant to the Master Lease (the "Initial Tenant Improvements") and substantial completion of the Wiring (defined below) and issuance of all governmental permits required for occupancy of the Subleased Premises, and
(2) March 1, 2000 (the "Commencement Date"). Subtenant shall have the right to terminate this Sublease if the Commencement Date has not occurred by June 1, 2000. The term shall expire on the last day of the twenty-ninth full calendar month following the Commencement Date, unless sooner terminated pursuant to any provision hereof. For example, if the Commencement Date is March 15, 2000, the term shall expire on August 30, 2002.

     3. RENT; DEPOSITS. Commencing on the Commencement Date and continuing throughout the term of this Sublease, Subtenant shall pay monthly rent ("Rent") to Sublandlord in the monthly amount of Ninety-two Thousand Nine Hundred Sixty-three Dollars and Fifty Cents ($92,963.50) per month. Rent shall be payable to Sublandlord in lawful money of the United States, in advance, without prior notice, demand, or offset, on or before the first day of each calendar month during the term hereof. All Rent shall be paid to Sublandlord at the address specified for notice to Sublandlord, below. If the Commencement Date, or termination date does not fall on the first day of a calendar month, Rent for any partial month shall be prorated on a daily basis based upon a thirty (30) day calendar month. On each anniversary of the Commencement Date the amount of Rent then in effect shall be increased by three percent (3%) per annum.

          (a) SUBTENANT'S SHARE OF EXPENSES AND TAXES. Subtenant shall pay, in advance on the first day of each calendar month, together with Tenant's payment of monthly Rent, twenty-five and eight tenths percent (25.8%) of Expenses and Taxes ("Subtenant's Allocable Share of Expenses and Taxes") as the terms "Expenses" and "Taxes" are defined and due under the Master Lease, allocable to the Building. For the first twelve (12) calendar months of the term, Tenant's Allocable Share of Taxes and Expenses is estimated to be Nineteen Thousand Three Hundred Eighty-nine and 53/100 Dollars ($19,389.53) per month. Sublandlord may adjust the amount of Subtenant's Allocable Share of Expenses and Taxes at any time the amount of Expenses and Taxes being charged to Sublandlord under the Master Lease is adjusted in accordance with the terms thereof. Promptly following reconciliation of the amounts charged to Sublandlord under Sections 3(c)(2) and 3(c)(3) of the Master Lease, the amounts charged to Subtenant pursuant to this Section 3(a) shall be reconciled in accordance with the provisions of Sections 3(c)(2) and 3(c)(3) of the Master Lease, which are incorporated herein by Section 6, below.

          (b)   FIRST PAYMENT OF RENT AND SUBTENANT'S ALLOCABLE SHARE OF
EXPENSES AND TAXES.   Upon execution of this Sublease, Subtenant shall pay to
Sublandlord the sum of One Hundred Twelve Thousand Three Hundred Fifty-three and 03/10 Dollars ($112,353.03), constituting payment in advance of the first month's Rent and the first month's payment of Subtenant's Allocable Share of Expenses and Taxes.

          (c) SECURITY DEPOSIT. Upon execution of this Sublease, Subtenant shall pay to Sublandlord the sum equal to three months Rent, Two Hundred Seventy-eight Thousand Eight Hundred Ninety Dollars and Fifty Cents ($278,890.50), constituting the Security Deposit. The Security Deposit is not advance rental, nor a measure of Sublandlord's damages. Sublandlord shall not be required to keep the Security Deposit separate from its general accounts. Upon the occurrence of any default by Subtenant, Sublandlord may, from time to time and without prejudice to any other remedy available to Sublandlord provided herein or by law, use the Security Deposit to the extent necessary to make good any arrears in Rent or other payments due hereunder, or other damage, injury, expense or liability caused by such default. Subtenant shall pay to Sublandlord, upon demand, the amount so applied to restore the Security Deposit to the original amount. Any remaining balance shall be returned to Subtenant after Subtenant has surrendered the Subleased Premises in the condition required and all Subtenant's other obligations under this Sublease have been fulfilled.

     4. TENANT IMPROVEMENTS; WIRING COSTS. Subtenant acknowledges that Master Landlord is obligated to install the Initial Tenant Improvements pursuant to the Master Lease. Sublandlord covenants to use reasonable efforts to cause Master Landlord to install the Initial Tenant Improvements pursuant to the Master Lease. Sublandlord shall contract with an electrical subcontractor of its choice (the "Wiring Subcontractor") pursuant to a contract reasonably approved by Subtenant, and shall use reasonable efforts to cause the Wiring Subcontractor to install Cat 5, Gigabit band-width certifiable wiring, at a rate of 120 drops in hardwall locations and 80 drops in cubicle locations (evenly distributed), all wired to a central IDF (the "Wiring"). A "drop" is defined as two Ethernet connections and two telephone connections. All costs and expenses incurred in the installation of such Wiring are referred to herein as the "Wiring Costs." Subtenant agrees to look solely to the Wiring Contractor for any claims arising out of the installation of the Wiring referred to above. Subtenant shall have the right to approve, in its reasonable discretion, within three
(3) business days following its receipt thereof, the plans for the Initial Tenant Improvements and the Wiring. Subtenant's failure to approve or disapprove such plans in writing within three (3) days of Sublandlord's delivery thereof to Subtenant shall be deemed Subtenant's approval of such plans.

Sublandlord makes no representation or warranty with respect to the condition of Subleased Premises and shall not be subject to any liability arising out of the condition of the Subleased Premises. Subtenant agrees to look solely to the Wiring Subcontractor for any claims arising out of the installation of the Wiring referred to above.

Sublandlord shall use reasonable efforts to give Subtenant thirty (30) days notice prior to the anticipated completion of the Tenant Improvements and following such notice Subtenant may enter the Subleased Premises for the purposes of making the Subleased Premises ready for occupancy.

      5.   USE.   Subtenant may use the Subleased Premises only for uses
permitted by the Master Lease. Subtenant shall not use or permit the use of the Subleased Premises in a manner that will create waste or a nuisance, interfere with or disturb other tenants in the Building or violate the provisions of the Master Lease.

      6.   INCORPORATION OF SUBLEASE.   All of the terms and provisions of
the Master Lease, except as provided below, are incorporated into and made a part of this Sublease and the rights and obligations of the parties under the Master Lease are hereby imposed upon the parties hereto with respect to the Subleased Premises, Sublandlord being substituted for the "Landlord" in the Master Lease (except in Sections 1 (excluding the first two sentences thereof), 3(c)(5), 7, 12, 20, 21 and 39 in which references to "Landlord" shall continue to be deemed to refer to the Master Landlord) and Subtenant being substituted for the "Tenant" in the Master Lease. It is further understood that where reference is made in the Master Lease to the "Premises," the same shall mean the Subleased Premises as defined herein; where reference is made to the "Commencement Date," the same shall mean the Commencement Date as defined herein; and where reference is made to "this Lease," the same shall mean this Sublease. Notwithstanding the foregoing, Sublandlord shall have no obligation to perform any of Master Landlord's obligations under the Master Lease. The following Sections of the Master Lease are not incorporated herein: Sections 2, 3(a), 3(b), 3(c)(1)(B), 9, 32, 33, 34, 36 (third sentence only) 37, 38, 40, 41, 42, 43, 44, 45, Exhibit B
(Work Letter), Form of Letter of Credit, and Exhibit G (Description of Second Building).

Section 6 of the Master Lease, which is incorporated herein, requires that Sublandlord notify Subtenant whether any Alterations will be required to be removed and the Subleased Premises restored to its condition upon delivery to Subtenant. Sublandlord hereby notifies Subtenant that at the expiration or earlier termination of this Sublease, any alterations to the Wiring or any other portion of the Subleased Premises performed by Subtenant must be removed and the Subleased

Premises returned to the condition in which they were first delivered to Subtenant, at Subtenant's sole cost and expense.

     7.   SUBLANDLORD'S OBLIGATIONS.   Except as expressly otherwise provided
herein, Sublandlord shall have no obligation to Subtenant with respect to the Subleased Premises or the performance by Master Landlord of any obligations of Master Landlord under the Master Lease, except for enforcement of Master Landlord's obligations under the Master Lease. Such efforts shall include, without limitation, upon Subtenant's request (a) notifying Master Landlord of its non-performance under the Master Lease and requesting that Master Landlord perform its obligations under the Master Lease and/or (b) assigning Sublandlord's rights under the Master Lease to Subtenant to the extent necessary to permit Subtenant to institute legal proceedings against Master Landlord in order to obtain the performance of Master Landlord's obligations under the Master Lease.

     8.   ASSIGNMENT AND SUBLETTING.   Subtenant may not assign, sublet,
transfer, pledge, hypothecate or otherwise encumber the Subleased Premises, in whole or in part, or permit the use or occupancy of the Subleased Premises by anyone other than Subtenant unless Sublandlord has obtained Sublandlord's consent thereto (which shall not be unreasonably withheld) and the consent of Master Landlord. Regardless of Sublandlord's consent, no subletting or assignment shall release Subtenant from its obligations hereunder.

     9.   PARKING.   Subtenant shall have the right to use one hundred
eighty-four (184) parking spaces in common with other occupants of the Building and the project of which the Building is a part.

    10.   NOTICES.   The addresses specified in the Master Lease for receipt
of notices to each of the parties are deleted and replaced with the following:

                     TO SUBLANDLORD AT:    the Master Lease Premises
                                           Attn:  Director of Operations

                     TO SUBTENANT AT:      the Subleased Premises
                                           Attn:  General Counsel

     11.   BROKERS.   Each party hereto represents and warrants that it has
dealt with no broker in connection with this Sublease and the transactions contemplated herein other than Cornish & Carey. Each party shall indemnify, protect, defend and hold the other party harmless from all costs and expenses (including reasonable attorneys' fees) arising from or relating to a breach of the foregoing representation and warranty.

     12. AUTHORITY. Sublandlord hereby warrants and represents that it is a corporation, duly authorized and in good standing under the laws of the State of Delaware and has the power to execute and deliver this Sublease.
The persons signing on behalf of the Sublandlord hereby represent and warrant that they are the duly authorized representatives of the Sublandlord and have the power and authority to bind the Sublandlord. Subtenant hereby warrants and represents that it is a corporation, duly authorized and in good standing under the laws of the State of

Delaware and has the power to execute and deliver this Sublease. The persons signing on behalf of the Subtenant hereby represent and warrant that they are the duly authorized representatives of the Subtenant and have the power and authority to bind the Subtenant.

     13. NO ANIMALS. Subtenant shall not permit any animals to be brought into the Premises, the Building or the common areas of the project of which the Building is a part.

     14.   COUNTERPARTS.   This Sublease may be executed in two (2) or more
counterparts, each of which shall be deemed an original but when taken together shall constitute one and the same instrument.


                 (Remainder of Page Intentionally Left Blank)

     IN WITNESS WHEREOF, the parties have executed this Sublease as of the date first written above.

SUBLANDLORD:

LIBERATE TECHNOLOGIES,
a Delaware corporation

By:             /S/  MITCHELL KERTZMAN
                ----------------------
Print Name:          Mitchell Kertzman

[CORPORATE APPROVAL STAMP]

Its:            President



By:             /S/  GORDON YAMATE
                ----------------------
                     Gordon Yamate

Its:            Secretary

[CORPORATE APPROVAL STAMP]

SUBTENANT:

CHARITABLEWAY.COM, INC.,
a Delaware corporation


By:             /s/ WILLIAM P. MOUNTALOS
                ----------------------
Print Name:         William P. Mountalos

Its:            President



By:              /s/ JAMES C. REDMOND
                ----------------------
Print Name:          James C. Redmond

Its:            Secretary

                                       EXHIBIT A

                                      MASTER LEASE